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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) December 16, 1998


                            Insight Enterprises, Inc.
               (Exact Name of Registrant as Specified in Charter)



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
             DELAWARE                                    File No. 0-25092                          86-0766246
   (State or Other Jurisdiction                      (Commission File Number)                     (IRS Employer
         of Incorporation)                                                                     Identification No.)

       6820 South Harl Avenue, Tempe, Arizona                                                         85283
      (Address of Principal Executive Offices)                                                     (Zip Code)

Registrant's telephone number, including area code:                                              (602) 902-1001
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                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)
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Item 9.           Sales of Equity Securities Pursuant to Regulation S.


         On December 16, 1998, a subsidiary of Insight Enterprises, Inc. (the "Company") acquired all of the outstanding capital stock of LC-Design Werbeagentur GmbH, a German company with limited liability, which is registered in Darmstadt, Germany ("LCD"). LCD is the sole shareholder of Computerprofis Computersysteme und Burokommunikation Gesellschaft mit beschrankter Haftung, a German company with limited liability, which is registered in Darmstadt, Germany ("CPCS"). CPCS is engaged in the business of direct selling and marketing of personal computers, computer hardware and accessories, computer software licenses, and other computer related products. In connection with the acquisition, the Company issued an aggregate of 54,744 shares of its common stock to the sole stockholder of LCD (Ms. Claudia Leschner). Exemption from registration for the issuance of the common stock in this transaction is claimed pursuant to Section 4(2) of the Securities Act of 1933, as amended, regarding transactions by an issuer not involving any public offering and/or pursuant to Regulation S.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       INSIGHT ENTERPRISES, INC.


Date:  December 29, 1998               By:      /s/ Eric J. Crown
                                          -------------------------------------
                                                Eric J. Crown
                                                Chairman of the Board and
                                                Chief Executive Officer